Exhibit 107.1

Calculation of Filing Fee Table

Form F-1

(Form Type)

Lannister Mining Corp.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

			Fee		Proposed
			Calculation		Maximum	Maximum
			or Carry		Offering	Aggregate		Amount of
	Security	Security	Forward	Amount	Price Per	Offering		Registration
	Type	Class Title	Rule	Registered	Unit	Price(2)(3)	Fee Rate	Fee(6)
Fees to Be Paid	Equity	Common Shares, no par value per share (1)	Rule 457(o)	-	-	$5,750,000	0.0001476	$848.7000
Fees to Be Paid	Equity	Representative’s Warrants (4)	Rule 457(g)	-	-	-	-	-
Fees to Be Paid	Equity	Common Shares, no par value per share, underlying Representative Warrants (5)	Rule 457(g)	-	-	$316,250	0.0001476	$46.6785
Total Offering Amounts				-	-	$6,066,250	0.0001476	$895.3785

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, or the Securities Act, the Common Shares registered hereby also include an indeterminate number of additional Common Shares as may from time to time become issuable by reason of stock splits, stock dividends, recapitalizations or other similar transactions.

(2)	Includes additional Common Shares which may be issued upon the exercise of a 45-day option granted to the underwriters to cover over-allotments, if any, up to 15% of the total number of securities offered.

(3)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act. Includes the offering price of Common Shares that the underwriters have the option to purchase to cover over-allotments, if any.

(4)	We have agreed to issue to the representative of the several underwriters warrants to purchase the number of Common Shares in the aggregate equal to five percent (5%) of the Common Shares to be issued and sold in this offering. The warrants are exercisable for a price per share equal to 110% of the public offering price.

(5)	In accordance with Rule 457(g) under the Securities Act, because the Common Shares of the registrant underlying the Representative’s Warrant is registered hereby, no separate registration fee is required with respect to the Representative’s Warrant registered hereby.

(6)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act. The Representative’s Warrant is exercisable at 110% of the public offering price. As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the Representative’s Warrants is $316,250 which is equal to 110% of $287,500 (5% of the proposed maximum aggregate offering price for the Common Shares of $5,750,000). Pursuant to Rule 416, the registrant is also registering an indeterminate number of additional Common Shares that are issuable by reason of the anti-dilution provisions of the Representative’s Warrants.